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                                                                       Exhibit 5
                                                                       ---------

                                 May 18, 2001

SonicWALL, Inc.
1160 Bordeaux Drive
Sunnyvale, California 94089

           Re: SonicWALL, Inc. Registration Statement for an Offering of 82,656 Shares of Common Stock

Ladies and Gentlemen:

     We refer to Registrant's registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 82,656 shares of Common Stock available for issuance upon the Company's assumption of the options granted under the Ignyte Technology, Inc, 1999 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Ignyte Technology, Inc. 1999 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,


                              /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                                  Hachigian, LLP
                              _______________________________________________
                              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP